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Exhibit 4.1

        THE SECURITIES ISSUABLE ON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS COMMON STOCK PURCHASE WARRANT.

COMMON STOCK PURCHASE WARRANT

No.	, 2004
Void after 5:00 P.M. Buffalo time on , 2011	Warrant to Purchase Warrant Shares

        ALLIED MOTION TECHNOLOGIES, INC., a Colorado corporation (the "Company"), for value received, hereby certifies that                        , or registered assigns (the "Holder"), is entitled to purchase from the Company            duly authorized, validly issued, fully paid and nonassessable shares (the "Warrant Shares") of common stock, no par value per share, of the Company (the "Common Stock"), at a purchase price, subject to adjustment as provided in Section 3.2 herein, of $            per share (the "Purchase Price"), at any time or from time to time on or after the First Exercise Date (as defined in Section 3.1 below) prior to 5:00 P.M., Buffalo, New York time, on            , 2011 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

        This Warrant is originally issued pursuant to the terms of a certain Agreement and Plan of Merger, dated as of                        , 2004, by and among the Company, Owosso Corporation and AMOT, Inc. (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

        1.     Definitions. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

        "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the State of Colorado are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

        "Commission" shall mean the United States Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

        "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any class or series of capital stock into which Common Stock shall have been changed or any class or series of capital stock resulting from any reclassification of Common Stock.

        "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

        "Current Market Price" shall mean, on any date, the average of the daily closing prices on the principal exchange or quotation system on which shares of Common Stock are formulated or quoted, as the case may be, for the five consecutive Trading Days preceding such date specified herein.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

        "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

        "Fair Value" shall mean, on any date specified herein: (i) in the case of cash, the dollar amount thereof; (ii) in the case of a security, the Current Market Price; and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith, by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company and the Holder shall each pay one-half of all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

        "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

        "Merger Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

        "Net Value" shall mean the excess of the Current Market Value (as measured on the date of the exercise of the Exercised Shares) over the Purchase Price.

        "Other Securities" shall mean any shares of capital stock (other than shares of Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Warrant Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Shares or Other Securities pursuant to Section 4 or otherwise.

        "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

        "Restricted Securities" shall mean: (i) any Warrant Shares (or Other Securities) issued or issuable upon the exercise of this Warrant which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8; and (ii) any Warrant Shares (or Other Securities) issued subsequent to the exercise of this Warrant as a distribution with respect to, or resulting from a subdivision of the outstanding Warrant Shares (or Other Securities) into a greater number of shares by reclassification, share splits or otherwise, or in exchange for or in replacement of the Warrant Shares (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8.

        "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

        "Trading Day" shall mean a day on which shares of Common Stock are traded on principal exchange or quotation system used to determine the Current Market Price.

        "Warrant" shall mean this Warrant and any Warrants delivered in substitution or exchange herefor as provided herein.

        "Warrant Shares" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any shares of capital stock into which such Warrant Shares shall have been changed or any shares of capital stock resulting from any reclassification of such Warrant Shares.

        2.     Exercise of Warrant.

        2.1   Manner of Exercise; Payment of the Purchase Price,

          (a)   This Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time after                        , 2005 [TO BE INSERTED—FIRST ANNIVERSARY OF THE CLOSING DATE UNDER THE MERGER AGREEMENT] (the first date that holder shall be entitled to exercise hereunder is referred to as the "First Exercise Date") but prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) completed and duly executed by the Holder and accompanied by payment of the Purchase Price for the number of Warrant Shares specified in such form (the "Exercised Shares").

          (b)   Payment of the Purchase Price may be made as follows: (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company; (ii) by instructing the Company to reduce the number of Warrant Shares eligible to be purchased pursuant to this Warrant by that number (rounded up, if a fractional number, to the nearest whole number) of Warrant Shares having a Net Value equal to the Purchase Price of the Exercised Shares; (iii) by surrender to the Company for cancellation certificates representing shares of Common Stock owned by the Holder (properly endorsed for transfer in blank) having an aggregate Current Market Price on the date of Warrant exercise equal to the Purchase Price; or (iv) any combination of the foregoing.

        2.2   When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for Warrant Shares (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

        2.3   Delivery of Share Certificates, Etc.; Charges, Taxes and Expenses.

          (a)   As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three Trading Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 8, as the Holder may direct,

              (i)  a certificate or certificates for the number of Warrant Shares (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

             (ii)  in case such exercise is for less than all of the Warrant Shares purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the Warrant Shares purchasable hereunder.

          (b)   An issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Warrant Shares or Other Securities or property in a name other than that of the Holder hereof, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

        3.     Adjustment of Warrant Shares Issuable Upon Exercise.

        3.1   Adjustment of Number of Shares. Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of Warrant Shares (calculated to the nearest one-tenth) obtained by dividing: (a) the product of the aggregate number of Warrant Shares not issued hereunder immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (b) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        3.2   Adjustment of Purchase Price. If the Company shall distribute to all holders of Common Stock any shares of capital stock of the Company (other than shares of Common Stock), evidence of its indebtedness or assets (excluding regularly scheduled cash dividends payable out of legally available funds) or options or convertible securities to subscribe for or purchase any of its securities (other than Common Stock), then, in each such case, subject to Section 3.5, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction:

              (i)  the numerator of which shall be the Current Market Price in effect on such record date or, if the shares of Common Stock trade on an ex-distribution basis, on the date prior to the commencement of ex-distribution trading, less the Fair Value of such distribution received by the holder of one share of Common Stock, and

             (ii)  the denominator of which shall be such Current Market Price.

        As so adjusted or readjusted, the Purchase Price shall remain in effect until a further adjustment or readjustment thereof is required by this Section 3.

        3.3   Treatment of Share Distributions, Share Splits, Etc. If the Company shall: (a) pay a dividend or make a distribution with respect to its capital stock in shares of Common Stock; (b) subdivide the outstanding shares of Common Stock into a greater number of shares; or (c) issue any shares of capital stock by reclassification of its shares of Common Stock, the Purchase Price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of this Warrant shall be entitled to receive the number of Warrant Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had any unexercised portion of the Warrant been exercised in full immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this Section 3.3 shall become effective immediately after the opening of business on the day next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

        3.4   Adjustments for Combinations, Etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased.

        3.5   De Minimis Adjustments. No adjustment to the Purchase Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% thereof; provided, however, that any adjustments that by reason of this Section 3.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. All calculations under this Section 3 shall be made to the nearest cent (with $.005 or more being rounded upward) or to the nearest one-tenth of a share (with .05 or more of a share being rounded upward), as the case may be.

        3.6   Abandoned Distribution. If the Company shall take a record of the holders of its Warrant Shares for the purpose of entitling them to receive a distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such distribution is paid or delivered to shareholders entitled thereto, abandon its plan to pay or deliver such distribution, then any adjustment made to the Purchase Price and number of Warrant Shares purchasable upon exercise of this Warrant by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

        4.     Consolidation, Merger, Etc.

        4.1   Adjustments upon Certain Transactions. If the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the shares of Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock), in each case as a result of which shares of Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof) (each of the foregoing being referred to herein as a "Transaction"), then, and in the case of each such Transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such Transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Warrant Shares or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Warrant Shares or Other Securities issuable upon such exercise prior to such consummation, the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) to which such Holder would actually have been entitled as a shareholder upon the consummation of such Transaction if such Holder had exercised this Warrant in full immediately prior thereto, assuming such Holder: (a) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person; and (b) failed to exercise his or her appraisal rights or rights of election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable in such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each shares of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 4.1 the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 4.1, and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the Holder of this Warrant that will contain provisions enabling such Holder to receive the securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 and 4. The provisions of this Section 4.1 shall similarly apply to successive Transactions.

        4.2   Assumption of Obligations. Notwithstanding anything contained in this Warrant or in the Merger Agreement to the contrary, the Company shall not effect any Transaction unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant: (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant); and (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Merger Agreement.

        5.     Company Action. The Company: (a) shall not permit the par value of the Warrant Shares receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise; (b) shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant, the full number of Warrant Shares deliverable upon the full exercise of this Warrant; and (c) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of capital stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of this Warrant from time to time outstanding.

        6.     Notice of Adjustments. In each case of any adjustment or readjustment in the Warrant Shares (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a notice of such adjustment or readjustment setting forth such adjustment or readjustment and the effective date of such adjustment or readjustment and shall mail such notice of such adjustment or readjustment to each holder of a Warrant at such holder's address as it appears in the Warrant Register (as defined below in Section 10.1).

        7.     Notices of Company Action. If:

          (a)   the Company shall declare a distribution on shares of Common Stock (other than regularly scheduled cash dividends payable out of legally available funds); or

          (b)   the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class of capital stock; or

          (c)   there shall be any reclassification of the Common Stock or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or a statutory share exchange, or self tender offer by the Company for all or substantially all of its outstanding Common Stock or the sale or transfer of all or substantially all of the assets of the Company as an entity; or

          (d)   there shall occur the involuntary or voluntary liquidation, dissolution or winding up of the Company;

        then the Company shall cause to be mailed to the holder of this Warrant, at the address as it appears in the Warrant Register, as promptly as possible, but at least 15 Business Days prior to the applicable date hereinafter specified, a notice stating: (i) the date on which a record is to be taken for the purpose of such distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights or warrants are to be determined; or (ii) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

        8.     Restrictions on Transfer.

        8.1   Restrictive Legends.

  Except as otherwise permitted by this Section 8, the Warrant and each certificate for Warrant Shares (or Other Securities) issued upon the exercise of the Warrant, and each certificate issued upon the transfer of any such Warrant Shares (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

    "THE SECURITIES ISSUABLE ON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

        8.2   Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with: (a) the provisions of the Securities Act and state securities or Blue Sky laws; (b) the terms and conditions of the Merger Agreement; and (c) the terms and conditions hereof.

        8.3   Termination of Restrictions. The restrictions imposed by this Section 8 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 8.1.

        9.     Reservation of Shares, Etc. The transfer agent for the Warrant Shares, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's equity securities issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Warrant Shares and with every subsequent Transfer Agent for any of the Company's equity securities issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed share certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of capital stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of capital stock need be reserved in respect of any unexercised Warrant.

        10.   Registration and Transfer of Warrants, Etc.

        10.1 Warrant Register; Ownership of Warrants. Each warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 8, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

        10.2 Transfer of Warrants. Subject to compliance with Section 8, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Warrant Shares with respect to which rights under this Warrant were not so transferred. The Holder shall be responsible for payment of any transfer tax payable in connection with any transfer, in whole or in part of this Warrant.

        10.3 Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

        10.4 Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of Warrant Shares purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares as are stated in this Warrant as initially issued.

        10.5 Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of Warrant Shares covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a Common Share on the date of Warrant exercise.

        11.   No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

        12.   Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to the Company, to the attention of its President at its principal office located at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section; or (b) if to the Holder, at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

        13.   Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

        14.   Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof, "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; and (f) provisions apply to successive events and transactions.

        15.   Governing Law.

          (a)   This Agreement shall be governed and construed in accordance with the laws of the State of Colorado, without regard to any applicable conflicts of laws principles.

          (b)   Each party to this Agreement irrevocably submits to the jurisdiction of any Colorado state court or any federal court sitting in Denver, Colorado and any action arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Colorado state or federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to maintenance of such action or proceeding. The parties further agree, to the extent permitted by law, that filing an unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          (c)   To the extent that any party has or hereafter may apply any immunity from jurisdiction from any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party irrevocably waives such immunity in respect of its obligation with respect to this Agreement.

          (d)   Each party waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 15.

ALLIED MOTION TECHNOLOGIES, INC.
By: [insert name], as its [insert title]

EXHIBIT A to Warrant Shares Purchase Warrant

        The undersigned hereby irrevocably elects to exercise the Warrant to purchase            shares of Common Stock, no par value per share ("Warrant Shares"), of ALLIED MOTION TECHNOLOGIES, INC. and hereby [makes payment of $            therefor] [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(ii) of the Warrant of the number of Warrant Shares otherwise issuable to the Holder upon Warrant exercise by    shares] [or] [makes payment therefor by delivery of the following Warrant Shares Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iii) of the Warrant, certificates of which are attached hereto for cancellation                        [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:	(NAME)
(ADDRESS, INCLUDING ZIP CODE)
(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:	(NAME)
(ADDRESS, INCLUDING ZIP CODE)

        If the number of Warrant Shares purchased (and/or reduced) hereby is less than the number of Warrant Shares covered by the Warrant, the undersigned requests that a new Warrant representing the number of Warrant Shares not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:	[insert name of warrant holder]

(ADDRESS, INCLUDING ZIP CODE)
DELIVER TO:	[insert name of warrant holder]

(ADDRESS, INCLUDING ZIP CODE)
Dated: ,	[INSERT NAME OF WARRANT HOLDER]
By: [insert name], as its [insert title]

EXHIBIT B to Warrant Shares Purchase Warrant

FORM OF ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase shares of Common Stock, no par value per share ("Warrant Shares") of ALLIED MOTION TECHNOLOGIES, INC. represented by the Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint            Attorney to make such transfer on the books of ALLIED MOTION TECHNOLOGIES, INC. maintained for that purpose, with full power of substitution in the premises.

Dated: ,	[INSERT NAME OF WARRANT HOLDER]
By: [insert name], as its [insert title] me], as its [insert title]

QuickLinks

  Exhibit 4.1